UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

HARBOR CUSTOM DEVELOPMENT, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HARBOR CUSTOM DEVELOPMENT, INC.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2022

April 20, 2022

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Harbor Custom Development, Inc. on Wednesday, June 1, 2022 at 10:00 a.m. Pacific Daylight Time. The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the Annual Meeting via live webcast by visiting https://agm.issuerdirect.com/hcdi.

We are pleased to take advantage of the rules established by the Securities and Exchange Commission that allow companies to furnish proxy materials primarily over the internet. We believe that this will allow us to promptly provide proxy materials to you, while lowering the costs of distribution and reducing the environmental impact of our annual meeting.

On or about April 22, 2022, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2021, over the internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your proxy materials by mail, the Annual Report, the Notice of 2022 Annual Meeting of Stockholders, the Proxy Statement, and proxy card will be enclosed.

The matters to be acted upon are described in the Notice of 2022 Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the Annual Meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to virtually attend the Annual Meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. You can also vote at the Annual Meeting by attending the Annual Meeting virtually. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your brokerage firm, bank, or other nominee to vote your shares.

Sincerely yours,

/s/ Sterling Griffin
Sterling Griffin Chief Executive Officer and President

HARBOR CUSTOM DEVELOPMENT, INC.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 1, 2022

TO OUR STOCKHOLDERS:

Our 2022 annual meeting of stockholders (the “Annual Meeting”) of Harbor Custom Development, Inc. will be held on June 1, 2022 at 10:00 a.m. Pacific Daylight Time. The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the Annual Meeting via live webcast by visiting https://agm.issuerdirect.com/hcdi. At the Annual Meeting, our stockholders will be asked:

1.	To elect seven directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended December 31, 2021;

4.	To approve an amendment to our Articles of Incorporation and Bylaws to reduce the quorum requirement for shareholder meetings from a majority of the outstanding shares of common stock to 33.34% of the outstanding shares of common stock as allowed by the Washington Business Corporations Act (the “WBCA”);

5.	To approve an amendment to our 2018 Equity Incentive Plan to increase, by 2,000,000, the authorized number of shares reserved for issuance as options under the Plan;

6.	To approve an amendment to our 2020 Restricted Stock Plan to increase, by 2,000,000, the authorized number of shares available for award under the Plan; and

7.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the seven director nominees and FOR proposals 2, 3, 4, 5 and 6 listed above. Stockholders of record at the close of business on April 8, 2022 are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal offices located at 11505 Burnham Dr., Suite 301, Gig Harbor, Washington 98332.

All stockholders are invited to virtually attend the Annual Meeting. You are urged to vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: Our Annual Report on Form 10-K, Notice, and Proxy Statement are available electronically at https://agm.issuerdirect.com/hcdi.

By Order of the Board of Directors

April 20, 2022	/s/ Sterling Griffin
Sterling Griffin Chief Executive Officer and President

TABLE OF CONTENTS

GENERAL INFORMATION	1
GOVERNANCE OF OUR COMPANY	5
PROPOSAL ONE: ELECTION OF DIRECTORS	8
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF ROSENBERG RICH BAKER BERMAN, P.A. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY	11
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	12
PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION	13
EXECUTIVE COMPENSATION	15
DIRECTOR COMPENSATION	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
DELINQUENT SECTION 16(a) REPORTS	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
PROPOSAL FOUR: APPROVAL OF AMENDMENT OF COMPANY’S ARTICLES OF INCORPORATION AND AMENDMENT OF 2nd AMENDED AND RESTATED BYLAWS TO REDUCE THE QUORUM REQUIREMENT FOR SHAREHOLDER MEETINGS	30
PROPOSAL FIVE: APPROVAL OF AMENDMENT OF COMPANY’S 2018 EQUITY INCENTIVE PLAN TO INCREASE, BY 2,000,000, THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE AS OPTIONS UNDER THE PLAN	32
PROPOSAL SIX: APPROVAL OF AMENDMENT OF COMPANY’S 2020 RESTRICTED STOCK PLAN TO INCREASE, BY 2,000,000, THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD UNDER THE PLAN	33
OTHER MATTERS	33
STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING	34
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	34
ANNUAL REPORT	34

HARBOR CUSTOM DEVELOPMENT, INC.

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2022

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Harbor Custom Development, Inc. (the “Board” or “Board of Directors”) to be voted at the 2022 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held at 10:00 a.m. Pacific Daylight Time, and any adjournments or postponements thereof. The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the Annual Meeting via live webcast by visiting https://agm.issuerdirect.com/hcdi. This Proxy Statement and the accompanying proxy are being made available to our stockholders on or about April 22, 2022. References in this proxy statement to “the Company,” “we,” “Harbor,” “our,” and “us” are to Harbor Custom Development, Inc.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2021 (the “Annual Report”) to stockholders by providing access to these documents through the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, our Notice of Internet Availability of Proxy Materials provides instructions on how to access and review the proxy materials on the internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to cast your vote via the internet or by telephone. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials.

Record Date

Holders of record of our shares of Common Stock, our only class of issued and outstanding voting securities (the “Common Stock”), at the close of business on April 8, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On April 8, 2022, 13,206,165, shares of our Common Stock were issued and outstanding.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned from time to time and at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Mountain Share Transfer, Inc. As a stockholder of record, you have the right to grant your voting proxy directly to the proxies designated by us or to vote in person at the Annual Meeting. As of the Record Date, we had six holders of record.

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Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to virtually attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee, or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held in street name by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of our independent registered public accountants. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters, including the election of directors, the non-binding advisory vote on the compensation of our named executive officers, the amendment to our Articles and Bylaws and the amendments to our 2018 Equity Incentive Plan and 2020 Restricted Stock Plan. As a result, if you do not provide your broker or nominee with voting instructions on these non-routine matters, your shares will not be voted on these proposals.

Voting Matters

Stockholders are entitled to cast one vote per share of Common Stock on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at our executive offices for a period of at least ten days preceding the day of the Annual Meeting.

There are six proposals scheduled to be voted on at the Annual Meeting:

1.	To elect seven directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended December 31, 2021;

4.	To approve an amendment to our Articles of Incorporation and Bylaws to reduce the quorum requirement for shareholder meetings from a majority of the outstanding shares of common stock to 33.34% of the outstanding shares of common stock as allowed by the Washington Business Corporations Act (the “WBCA”);

5.	To approve an amendment to our 2018 Equity Incentive Plan to increase, by 2,000,000, the authorized number of shares reserved for issuance as options under the Plan;

6.	To approve an amendment to our 2020 Restricted Stock Plan to increase, by 2,000,000, the authorized number of shares available for award under the Plan; and

7.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the seven director nominees and FOR proposals 2, 3, 4, 5 and 6 listed above.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Required Vote

Assuming a quorum is present, either in person or by proxy, the following vote is required for the proposals scheduled to be voted on at the Annual Meeting:

1.	Election of Directors: Directors will be elected by a plurality of the votes, which means the seven nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

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2.	Ratification of Auditors: The ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

3.	Executive Compensation: The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

4.	Amendment to Articles and Bylaws to Reduce the Quorum Requirement for Shareholder Meetings: The approval of an amendment to our Articles of Incorporation and our 2nd Amended and Restated Bylaws to reduce the quorum requirement for shareholder meetings from a majority of outstanding common shares to 33.34% of outstanding common shares requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

5.	Increase in Shares Authorized for Issuance as Options Pursuant to our 2018 Equity Incentive Plan: The approval of an amendment to our 2018 Equity Incentive Plan to increase, by 2,000,000, the number of shares reserved for issuance as options under the Plan requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

6.	Increase in Shares Authorized for Issuance Pursuant to our 2020 Restricted Stock Plan: The approval of an amendment to out 2020 Restricted Stock Plan to increase, by 2,000,000, the number of shares authorized for issuance under the Plan requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

●	By Internet: By following the internet voting instructions included in the Notice of Internet Availability of Proxy Materials or by following the instructions on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on May 31, 2022.

●	By Telephone: By following the telephone voting instructions included in the Notice of Internet Availability of Proxy Materials or by following the instructions on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on May 31, 2022.

●	By Mail: You may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee.

Proxies

All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of each of the nominees for director contained in this Proxy Statement and in favor of each of the other proposals considered at the Annual Meeting.

If your shares are held by a broker, bank, or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with your proxy materials. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the election of directors or on any of the other proposals unless you provide instructions as to how to vote your shares. Please note that if your shares are held of record by a broker, bank, or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Multiple Proxies

If you receive more than one set of proxy materials, it generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

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Proxy Revocation Procedure

If you are a stockholder of record, you may revoke your proxy: (i) by written notice of revocation mailed to and received by our Secretary prior to the date of the Annual Meeting; (ii) voting again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on May 31, 2022; (iii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 11:59 p.m. Eastern Daylight Time on May 31, 2022); or (iv) by virtually attending the Annual Meeting and voting via the virtual meeting platform. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

Solicitation Costs

We will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies therefor. This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees, and other like parties to beneficial owners of shares of Common Stock. We will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. We may consider the engagement of a proxy solicitation firm. Our directors, officers, and employees may also solicit proxies by mail, telephone, and personal contact, but they will not receive any additional compensation for these activities.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final results in a Current Report on Form 8-K report filed with the SEC.

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GOVERNANCE OF OUR COMPANY

Overview

We are committed to maintaining high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well, and maintaining our integrity in the marketplace. As discussed below, our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities to us and our stockholders:

1.	The Audit Committee;
2.	The Compensation Committee; and
3.	The Nominating and Corporate Governance Committee.

Director Independence

We currently have five independent directors on our board of directors. We use Nasdaq’s definition of “independence” to make this determination. Nasdaq provides that an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship with which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officer of the company served on the compensation committee of such other entity;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions); or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director and will review the independence of any new directors based on information provided by each director concerning their background, employment, and affiliations, in order to make a determination of independence. Our Board has determined that five of our seven nominated directors are independent:

1.	Larry Swets;

2.	Dennis Wong;

3.	Wally Walker;

4.	Karen Bryant; and

5.	Chris Corr.

Board Diversity

Pursuant to Nasdaq’s Board Diversity Rule 5605(f), which was approved by the SEC on August 6, 2021, we have taken steps to meet the diversity objective as set out in this rule within the applicable transition period. We identified candidates for our board of directors who meet the board diversity requirement and have appointed one female independent director to our Board of Directors. The following is our Board Diversity Matrix as of April 20, 2022:

Board Diversity Matrix
Total Number of Directors	7
Part I: Gender Identity	Female	Male
Directors	1	6
Number of Directors who Identify in Any of the Categories Below:
Asian (other than South Asian)	0	1
White	1	5
LGBTQ+	1

Meetings of the Board of Directors

During our last fiscal year, our Company was a public company, and our Board held five meetings. It is the policy of our Board that all directors should attend the annual meeting of shareholders unless unavoidably prevented from doing so by unforeseen circumstances.

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Board Leadership Structure

Sterling Griffin is our Chief Executive Officer, President, and the Chairman of the Board. Our Board believes that it is in our best interest and the best interest of our stockholders for Mr. Griffin to serve in both roles at this time given his knowledge of our business and the industry. We believe our board structure provides appropriate leadership and oversight of our business and facilitates effective functioning of both management and our Board.

Role of our Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. We have formed supporting committees, including the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each of which supports the Board by addressing risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.

Committees of our Board of Directors

We are required to have an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee

Nasdaq rules require that our Audit Committee be composed of at least three members all of whom are “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we are required to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. As of April 20, 2022, our Audit Committee was composed of the following, all of whom were re-appointed to serve on the Audit Committee, subject to and effective upon their elections as directors at this Annual Meeting. Our Board has affirmatively determined that all of the members of the Audit Committee meet the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 and Nasdaq rules, all of whom qualify as financial experts:

1.	Dennis Wong, Chair

2.	Wally Walker

3.	Larry Swets

We have established a written charter for our Audit Committee, in which we set forth the duties of the Audit Committee that include, among other matters, oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the external auditor’s qualifications, independence, and performance, and the performance of our internal audit function as applicable. The Audit Committee’s primary duties and responsibilities are to:

●	oversee our accounting and financial reporting processes and the audits of our financial statements;

●	identify and monitor the management of the principal risks that could impact our financial reporting;

●	monitor the integrity of our financial reporting process and system of internal controls regarding financial reporting and accounting appropriateness and compliance;

●	provide oversight of the qualifications, independence, and performance of our external auditors and the appointed actuary;

●	provide an avenue of communication among the external auditors, the appointed actuary, management, and the Board; and

●	review the annual audited and quarterly financial statements with management and the external auditors.

The Audit Committee is also responsible for discussing policies with respect to risk assessment and risk management, including regularly reviewing our cybersecurity and other information technology risks, controls, and procedures and our plans to mitigate cybersecurity risks and respond to data breaches.

Audit Committee members must meet the independence requirements of Rule 10A-3 under the Exchange Act, the independence requirements of the Nasdaq listing standards, and all other applicable rules and regulations. The Board of Directors has determined that Dennis Wong (Chair), Larry Swets, and Wally Walker are “Audit Committee Financial Experts” as that term is defined in SEC regulations. Each member of the Audit Committee is independent and satisfies the applicable requirements for Audit Committee membership under Rule 10A-3 under the Exchange Act and the Nasdaq rules.

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A copy of the code of the Audit Committee charter is available on our website at www.harborcustomhomes.com. The inclusion of our website address does not include or incorporate by reference the information on our website into this document.

Compensation Committee and Nominating and Corporate Governance Committee

Nasdaq’s compensation and nominating and committee rules require that our Compensation Committee and Nominating and Corporate Governance Committee be composed solely of independent directors. At this time, our Nominating and Corporate Governance Committee and Compensation Committee are both comprised solely of independent directors. As of April 20, 2022, the members of each of our Nominating and Corporate Governance Committee and Compensation Committee, subject to their elections as directors at this Annual Meeting are:

	Compensation Committee	Nominating and Corporate Governance Committee
1.	Larry Swets, Chair	Wally Walker, Chair
2.	Wally Walker	Dennis Wong
3.	Chris Corr	Karen Bryant

We have also established charters for each of our Compensation Committee and Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the code of business conduct and ethics is available on our website at www.harborcustomhomes.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above. The inclusion of our website address does not include or incorporate by reference the information on our website into this document.

Communications with the Board of Directors

The Board desires that the views of stockholders be heard by the Board, its Committees, or individual directors, as applicable, and that appropriate responses be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group, or any individual director, may send communications directly to us at Harbor Custom Development, Inc., 11505 Burnham Drive, Suite 301, Gig Harbor, Washington 98332 Attention: Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication is addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Director

Our business is managed under the oversight of our Board of Directors. Our Board accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Sterling Griffin, Richard Schmidtke, Larry Swets, Dennis Wong, Wally Walker, Karen Bryant, and Chris Corr for election at the annual meeting for a term of one year to serve until the 2023 annual meeting of shareholders, and until their respective successors have been elected and qualified.

All of the nominees have indicated a willingness to continue serving as directors, and we have no reason to believe that any nominee will be unavailable or unable to serve. If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other person or persons the Board may nominate.

Set forth below are the names of the persons nominated for election as directors, their ages, their offices in the Company, if any, their principal occupations, or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes, or skills that led to our Board’s conclusion at the time of filing this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company	Date Joined the Board
Sterling Griffin	60	President, Chief Executive Officer, and Chairman	2018
Chris Corr	60	Director	2021
Richard Schmidtke	60	Director	2020
Larry Swets	47	Director	2020
Dennis Wong	52	Director	2020
Wally Walker	67	Director	2020
Karen Bryant	54	Director	2021

Sterling Griffin. Our founder, Sterling Griffin, began his career at James S. Griffin Co. in January 1985 as a principal and Vice President of Marketing, where he focused on the syndication of apartment properties, raw land, and retirement home facilities in the Puget Sound region of Washington State. Beginning in June 1989, Mr. Griffin co-founded several businesses over a 12-year period, while actively self-employed as a real estate broker, investor, and developer. In January 2012, he became the Chief Operating Officer for Hudson Homes LLC, a Washington-based residential builder and developer focused on construction of upscale homes in Pierce and Kitsap Counties, where he was responsible for land acquisition, construction, marketing, and sales. In 2014, Mr. Griffin founded our Company. Mr. Griffin is a lifelong Washington resident who graduated from Colorado College with a Bachelor of Arts degree in History in 1984.

Chris Corr. Mr. Corr has been an Independent Director on our board of directors since September 2021. Mr. Corr is a shareholder and Executive Vice President of Kidder Mathews, the largest independent commercial real estate firm on the West Coast. Mr. Corr specializes in selling and leasing office and industrial properties in South King County, Washington. Since joining Kidder Mathews in 1986, Mr. Corr has managed over two million square feet of real estate as a property manager, assisted in the development and leasing of real estate throughout the region, and, over the past 30+ years, completed over several thousand commercial sale and lease transactions. In 2001, Mr. Corr won the Washington Chapter Society of Industrial and Office Realtors (SIOR) Broker of the Year award. He is frequently quoted in and writes for both the Puget Sound Business Journal and Daily Journal of Commerce. Mr. Corr has also spoken on real estate trends at the NAIOP Commercial Real Estate Development Association Forecast Breakfast. Mr. Corr graduated with honors from the University of Washington, earning his Bachelor of Science in building construction and Bachelor of Arts in business administration. He is a former member of the Seattle University Board of Regents and Kidder Mathews Board of Directors. In his spare time, Mr. Corr is a member of and served as membership chair for both the Seattle Tennis Club and Broadmoor Golf Club.

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Richard Schmidtke, C.P.A. Mr. Schmidtke has been a director on our board of directors since October 2018. Mr. Schmidtke is the founder of Schmidtke & Associates, PLLC, a full-service accounting company he founded in August 2008. Mr. Schmidtke has 30 years of public accounting experience. Mr. Schmidtke has played an essential role in the success of numerous businesses in a wide range of industries including tax planning, real estate, retail, and manufacturing. As a native of Tacoma, Washington, Mr. Schmidtke has established strong relationships in the community. His past and current involvement includes past President and current Trustee and Board Member of Tacoma Goodwill Foundation, Trustee of the Tacoma Art Museum, board member of the Tacoma Community Redevelopment Authority Board, and Tacoma Lawn and Tennis Club. Mr. Schmidtke graduated from the University of Washington with a Bachelor of Arts degree in Economics.

Larry Swets. Mr. Swets has been a Director on our board of directors since February 2020. Mr. Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles. Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets also founded and is the President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries, in August 2018. Mr. Swets has served as the Chief Executive Officer of FG Financial Group, Inc. (Nasdaq: FGF) (formerly 1347 Property Insurance Holdings, Inc.), which operates as a diversified reinsurance, investment management and real estate holding company, since November 2020, after having served as Interim CEO from June 2020 to November 2020. Mr. Swets has also served as Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company since March 2021, and as Chief Executive Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors since February 2021. Mr. Swets is a member of the board of directors of FG Financial Group, Inc. (Nasdaq: FGF) since November 2013; GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry since June 2016; Ballantyne Strong, Inc. (NYSE American: BTN) since October 2021; Insurance Income Strategies Ltd. since October 2017; Alexian Brothers Foundation since March 2018; and Unbounded Media Corporation since June 2019.

Previously, Mr. Swets served as a Director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. Mr. Swets served as Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021. Mr. Swets served as the Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and a director of 1347 Capital Corp., a special purpose acquisition company, from April 2014 to July 2016 when the company completed its initial business combination to form Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Swets also previously served as a member of the board of directors of Limbach Holdings, Inc. (Nasdaq: LMB) from July 2016 to August 2021; Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018; Atlas Financial Holdings, Inc. (Nasdaq: AFH) from December 2010 to January 2018; FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008; United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012.

Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.

Dennis A. Wong. Mr. Wong has been an Independent Director on our board of directors and Chair of our Audit Committee since October 2020. Since 2005, Mr. Wong is the owner of and a consultant with Insurance Resolution Group, a consulting firm focused on providing strategic advisory services to the insurance and financial services sector. From 1997 to 2005, Mr. Wong worked in a variety of corporate roles with Kemper Insurance Companies, a leading national insurance provider, including as Chief Financial Officer of its international operations. From 1991 to 1997, Mr. Wong worked as a public accountant with KPMG LLP, where he specialized in accounting and operational advisory services for the insurance industry. Mr. Wong obtained a Bachelor of Arts degree in Economics with an Accountancy Cognate from the University of Illinois. Mr. Wong is a Certified Public Accountant and has previously served as an independent member of the Board of Directors for FG Financial Group, Inc. (Nasdaq: FGF) (formerly 1347 Property Insurance Holdings, Inc.) from August 2015 through December 2021.

Walter (“Wally”) Walker. Mr. Walker has been an Independent Director on our board of directors since October 2020. Mr. Walker served as a Vice President in Goldman, Sachs & Co.’s Private Client Services group from 1987 through 1994. In April 1994, Mr. Walker formed Walker Capital, Inc., a San Francisco based money management firm. In September 1994, Mr. Walker became President and General Manager of the Seattle SuperSonics and the Seattle Storm, and in addition to being an owner, served as Chief Executive Officer and President of the teams until their sale in 2006. In his seven years as General Manager, the Sonics had the third best winning percentage (65.1%) in the NBA and won the Western Conference Championship in 1996. During his entire tenure as an executive, the Sonics had the fifth best winning percentage in the NBA and won four of the six division titles in Seattle Sonics’ 41 year history. The Seattle Storm won the WNBA Championship in 2004. In 1998, he was voted runner-up by his peers, for NBA Executive of the Year. In late 2007, he formed Hana Road Capital LLC, where he remains as its owner and Chief Investment Officer. Mr. Walker graduated from the University of Virginia in 1976 as an Academic All-American with a BA in psychology. He was the first ever Virginia player to win the Everett Case Award, for being MVP of the ACC tournament. His number 41 has been retired by the University of Virginia. In 2001 he was named as one of six recipients of the NCAA Silver Anniversary Scholar-Athlete Award. He received his Masters of Business Administration from Stanford University Graduate School of Business in 1987. He was conferred as a Chartered Financial Analyst in 1992. He served on the Board of Visitors, at the University of Virginia from 1997 - 2001. In addition to his investment and management experience, Mr. Walker was drafted in the first round (5th overall) by the Portland Trailblazers in 1976 and was a member of the Portland Trailblazers 1977 Championship team. After the 1977 season, Mr. Walker was traded to the Seattle SuperSonics, where he was a member of the SuperSonics 1979 Championship team. In 1982, Mr. Walker was traded to the Houston Rockets. He retired from professional basketball in 1985. He received the George W. Kirchner Award for contributions to Lancaster County sports in 1986. In 1993, he was inducted into the Pennsylvania State Sports Hall of Fame and was named the greatest player of the 20th Century from Lancaster County, Pa. He was a member of the USA’s gold winning World University Games team in 1973, played in Russia. Since 2005, Mr. Walker has been a member of the Advisory Council of Stone Arch Capital, a Minneapolis based private equity firm. Mr. Walker also serves as an independent trustee at Smead Capital Management, a Seattle based mutual fund. In 2018, he joined the Governing Council of the Miller Center of Public Affairs, at The University of Virginia.

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Karen Bryant. Ms. Bryant has been an Independent Director on our board of directors since June 8, 2021. For 25 years, Karen Bryant has run high-profile organizations, navigating complex internal and external dynamics while driving business growth and operational excellence. Ms. Bryant was at the helm of women’s professional basketball for 18 years - serving as General Manager of the Seattle Reign and then, ultimately, as President and CEO of the Seattle Storm from 2008 through 2014. Under her leadership, the Seattle Storm won two WNBA Championships, set multiple attendance and revenue records, and established itself as one of the WNBA’s premier franchises. In 2014, Ms. Bryant started and led a management consulting firm until one of her clients, Atavus Sports, appointed her CEO in 2016. With Atavus, Ms. Bryant led a three-year process of market research, competitive analysis, customer discovery, product development, and sales. In Fall 2019, Atavus was acquired by a private equity firm in a successful exit. After a successful 13-year run as CEO for two organizations, Ms. Bryant returned to her management consulting firm in March 2020. Ms. Bryant also serves as an Executive Coach to business leaders and entrepreneurs and is well-recognized for leading high-performing teams. Ms. Bryant’s recognition includes Seattle Sports Commission Executive of the Year, Sports Business Journal Gamechanger, Puget Sound Business Journal Woman of Influence, Greater Seattle Business Association Businessperson of the Year Finalist, and Girl Scouts of Western Washington Woman of Distinction. Ms. Bryant was a scholarship athlete at Seattle University and the University of Washington, where she graduated in 1991 with a Bachelor of Arts degree in Communication.

Relationships

There are no family relationships between any of our directors or executive officers.

Vote Required and Board Recommendation

If a quorum is present, either in person or by proxy, directors will be elected by a plurality of the votes, which means the seven nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders, unless a contrary instruction is indicated in the proxy.

Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or their earlier death, resignation, or removal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE (ITEM 1 ON THE PROXY CARD).

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PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF ROSENBERG RICH BAKER BERMAN, P.A. AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders will be asked to ratify the appointment of Rosenberg Rich Baker Berman, P.A. (“RRBB”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. RRBB has served as our auditor since 2019. Our Audit Committee is responsible for approving the engagement of RRBB as our independent registered public accounting firm for the year ending December 31, 2022. In the event our stockholders fail to ratify the appointment of RRBB, the Audit Committee will reconsider its selection. In addition, even if our stockholders ratify the selection, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in our best interests and the best interests of our stockholders.

During the two fiscal years ended December 31, 2021 and December 31, 2020, (i) there were no disagreements (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) between us and RRBB on any matters of accounting principles or practices, financial statement disclosures, auditing scope or procedures, or any other matter which, if not resolved to the satisfaction of RRBB, would have caused RRBB to make reference to the subject matter of the disagreements in connection with the issuance of RRBB reports on the financial statements of such periods, and (ii) there were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) other than as described above.

The Audit Committee meets with RRBB on a minimum of a quarterly basis throughout the year but often on a more frequent basis. At such times, the Audit Committee reviews the services performed by RRBB, as well as the fees charged for such services.

Fees Billed to the Company by its Independent Auditors During Fiscal Years 2021 and 2020

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the annual audit of our financial statements and review of financial statements included in our quarterly reports and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	For the Fiscal Year Ended
	2021		2020
Audit Fees	$138,000	(1)	$140,688
Audit Related Fees	103,345	(2)	-
Tax Fees	-		-
All Other Fees	-		-
Total	$241,345		$140,688

(1) Audit fees for 2021 and 2020 include fees for professional services rendered by RRBB for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2) Audit-related fees for 2021 include fees related to consents and comfort letters for our public offerings

Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all audit and permissible non-audit services. These services may include audit services, audit-related services, tax services, and other services. Our Audit Committee approves these services on a case-by-case basis.

Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 2 above.

Vote Required and Board Recommendation

The ratification of the appointment of RRBB as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires a majority of the votes cast, whether in person or represented by proxy, to vote FOR this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Submission of the appointment to stockholder approval is not required. However, if our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain RRBB as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2022.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF ROSENBERG RICH BAKER BERMAN, P.A. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022 (ITEM 2 ON THE PROXY CARD).

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of Harbor Custom Development, Inc. with respect to Harbor Custom Development, Inc.’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 24, 2022. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors currently consists of three non-employee directors, including Messrs. Wong (Chair), Swets, and Walker. The Board has determined that each of Messrs. Wong, Swets, and Walker are “independent directors” under the listing standards of Nasdaq.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its general oversight of the Company’s financial reporting process. The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisers as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Company’s management is responsible for the preparation, consistency, integrity, and fair presentation of the financial statements, accounting, and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm, RRBB, is responsible for performing an independent audit of the Company’s financial statements.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2021 with management.

2.	The Audit Committee has discussed with RRBB, the Company’s independent auditors for the year ended December 31, 2021, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee met with RRBB, with and without management present, to discuss the overall scope of RRBB’s audit, the results of its examinations, and the overall quality of the Company’s financial reporting.

3.	The Audit Committee has received the written disclosures and the letter from RRBB required by applicable requirements of the PCAOB regarding RRBB’s communications with the Audit Committee concerning independence and has discussed with RRBB its independence.

4.	Based upon the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:

/s/ Dennis Wong
Dennis Wong, Chair

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PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Our Board of Directors and Compensation Committee are providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation program and the compensation paid to our named executive officers as reported in this Proxy Statement.

The Say on Pay vote is advisory, and therefore not binding on the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause, or causes of any significant negative voting, and take the voting results into consideration when making future decisions regarding executive compensation.

The Compensation Committee of the Board of Directors, which is comprised of a majority of independent directors, has the responsibility for evaluating and authorizing the compensation payable to our executive officers. The goal of our executive compensation program is to is to align the interests of our executive officers with those of our shareholders in a way that allows us to attract and retain the best executive talent. To achieve this goal, we have adopted compensation policies with respect to, among other things, setting base salaries, awarding bonuses, and making future grants of equity awards to our executive officers. Our Compensation Committee has designed a compensation program that rewards, among other things, favorable stockholder returns, stock appreciation, our competitive position within the homebuilding industry, and each executive officer’s long-term career contributions to us.

Fiscal Year 2021

During the fiscal year ended December 31, 2021, our “named executive officers” were and continue to be as of the date hereof:

1.	Sterling Griffin, our Chief Executive Officer and President,

2.	Lance Brown, our Chief Financial Officer (Lynda Meadows, our previous Chief Financial Officer, resigned on August 24, 2021); and

3.	Jeff Habersetzer, who serves as our Chief Operating Officer, General Counsel, and Secretary.

Elements of Compensation

The compensation incentives designed to further the goals described in Background above take the form of annual cash compensation and equity awards, as well as long-term cash and/or equity incentives measured by company and/or individual performance targets to be established by our Compensation Committee. In addition, our Compensation Committee may decide to make equity-based awards to new executive officers in order to attract talented professionals to serve us.

Annual Base Salary. Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, our Compensation Committee considers each executive’s role and responsibility, unique skills, future potential with us, salary levels for similar positions in our market and internal pay equity. The annual base salaries of our named executive officers are reflected in the Summary Compensation Table included in this Proxy Statement.

Option Plan. Certain executives were issued options pursuant to the 2018 Equity Incentive Plan. We plan to continue to offer option awards to executives, in the discretion of the Board of Directors, considering the executive’s role and other compensation.

Stock Award Plan. Certain executives were issued restricted stock units (“RSUs”) pursuant to our 2020 Restricted Stock Plan. We plan to continue to offer RSUs awards to executives, in the discretion of the Compensation Committee, considering the executive’s role and other compensation.

401(k) Plan. We offer all of our employees, including executives, a 401k safe harbor match, where 100% of contributions are matched on the first 3% of monies contributed on a pre-tax basis from payroll; and a 50% match on the next 2% that is contributed on a pre-tax basis from payroll.

Health/Welfare Plans. We have a health care, dental, and vision plan available to all employees, including our executives, who become eligible after 60 days of employment.

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PTO Plan. Executives may take PTO at any time, at their own reasonable discretion.

Other Benefits. Executives are provided with car allowance and reimbursement of commuting expenses.

Stockholders are encouraged to read the Executive Compensation section of this Proxy Statement for a more detailed discussion of our compensation program.

Vote Required

The Board and Compensation Committee believe that our executive compensation program uses appropriate structures and sound pay practices that are effective in achieving our core compensation objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of Harbor Custom Development, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, under the section entitled ‘Executive Compensation.’”

If a quorum is present, the approval, on a non-binding advisory basis, of the compensation of our named executive officers requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 3 ON THE PROXY CARD).

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EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following is a summary of the elements of our compensation arrangements paid to our executive officers for fiscal years 2021 and 2020.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Sterling Griffin	2021	442,750		31,200	(1)	-		164,690	(2)	638,640
Chief Executive Officer and President	2020	420,000		22,650	(3)	35,154	(4)	60,539	(5)	538,343

Jeffrey Habersetzer,	2021	199,250		-		133,787	(6)	19,892	(7)	352,929
Chief Operating Officer, General Counsel, and Secretary	2020	123,854				51,644	(8)	3,209	(9)	178,707

Lance Brown,	2021	43,616	(10)	216,000	(11)	-		17,942	(12)	277,558
Chief Financial Officer

Lynda Meadows	2021	141,192	(13)	-		133,787	(14)	53,054	(15)	328,033
Former Chief Financial Officer	2020	56,167	(16)	-		81,044	(17)	-		137,211

Tim O’Sullivan	2021	143,023	(18)	-		-		14,312	(19)	157,335
Interim Chief Financial Officer

(1) On August 12, 2021, in his capacity as a member of our board, Mr. Griffin was granted 10,000 RSUs pursuant to our 2020 Restricted Stock Plan, whereby equal installments of 2,500 RSUs vest on the last day of each calendar quarter, beginning on September 30, 2021. The grant date fair value of the RSU Award was $3.12.

(2) Consists of commuting expense of $7,507, 401K matching of $11,600, $25,883 of health insurance paid by us, $15,000 in director compensation, as well as $104,700 of commissions earned by SGRE, LLC, which is 100% owned by Mr. Griffin.

(3) On December 3, 2020, in his capacity as a member of our board, Mr. Griffin was granted 5,000 RSUs pursuant to our 2020 Restricted Stock Plan, whereby equal installments of 1,250 RSUs vest on the last day of each calendar quarter, beginning on December 31, 2020. The grant date fair value of the RSU Award was $4.53.

(4) On October 13, 2020, in his capacity as a member of our board, Mr. Griffin was granted 20,000 stock options pursuant to our 2018 Equity Incentive Plan, whereby equal installments of 5,000 stock options vest on the last day of each calendar quarter, beginning on December 31, 2020. The exercise price of the stock options is $5.15.

(5) Consists of credit card cash back of $26,647, $21,070 of health insurance paid by us, car payments of $7,818, and cell phone expenses of $5,004.

(6) On June 28, 2021, Mr. Habersetzer was granted 100,000 stock options pursuant to our 2018 Equity Incentive Plan, whereby equal installments of 4,166 stock options vest on the last day of each calendar month, beginning on June 28, 2021. The exercise price of the stock options is $3.25.

(7) Consists of car allowance of $5,500, 401K matching of $8,190, and $6,202 of health insurance payments.

(8) On September 1, 2020, in his capacity as secretary, Mr. Habersetzer was granted 20,000 stock options pursuant to our 2018 Equity Incentive Plan, whereby equal installments of 1,666 stock options vest on the last day of each calendar month, beginning on September 30, 2020. The exercise price of the stock options is $6.50.

(9) Consists of health insurance payments of $3,209.

(10) Mr. Brown was hired on November 1, 2021. This amount reflects the pro-rated portion of Mr. Brown’s annual salary.

(11) On November 8, 2021, Mr. Brown was granted 100,000 RSUs pursuant to his employment agreement, whereby 33,333 shares are vested on November 8, 2022, and the remaining 66,666 shares will vest on a quarterly basis in eight equal installments, beginning on February 8, 2023. The grant date fair value of the RSU was $2.16.

(12) Consists of commuting expense of $13,509, and $4,433 of health insurance paid by us.

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(13) Ms. Meadows resigned on August 24, 2021.

(14) On June 28, 2021, Ms. Meadows was granted 100,000 stock options pursuant to our 2018 Equity Incentive Plan, whereby equal installments of 4,166 stock options vest on the last day of each calendar month, beginning on June 28, 2021. The exercise price of the stock options is $3.25. These options were forfeited following her resignation on August 24, 2021.

(15) Consists of consulting fees of $41,195, 401K matching of $5,648, and $6,211 of health insurance payments.

(16) Ms. Meadows was hired on September 21, 2020. This amount reflects the pro-rated portion of Ms. Meadows annual salary.

(17) On September 21, 2020, Ms. Meadows was granted 40,000 stock options pursuant to our 2018 Equity Incentive Plan, whereby equal installments of 1,667 stock options vest on the last day of each calendar month, beginning on September 30, 2020. The exercise price of the stock options is $5.00. These options were forfeited following her resignation on August 24, 2021.

(18) Mr. O’Sullivan was acting as interim Chief Financial Offer, effective August 24, 2021 until we appointed Mr. Brown as Chief Financial Officer on November 1, 2021. This amount represents the annual salary paid to Mr. O’Sullivan. Mr. O’Sullivan resigned on February 24, 2022.

(19) Consists of 401K matching of $5,721, and $8,591 of health insurance payments for the full year.

We believe that the primary goal of executive compensation is to align the interests of our executive officers with those of our shareholders in a way that allows us to attract and retain the best executive talent. Additionally, in order to ensure our executive officers are compensated within the current industry ranges for their respective duties we have engaged a national, independent, professional employee consulting firm to evaluate and provide an assessment and recommendations for executive compensation in 2022.

The compensation incentives designed to further these goals take the form of annual cash compensation and equity awards, as well as long-term cash and/or equity incentives measured by Company and/or individual performance targets to be established by our Compensation Committee. In addition, our Compensation Committee may determine to make equity-based awards to new executive officers in order to attract talented professionals to serve us.

Annual Base Salary. Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, our Compensation Committee considers each executive’s role and responsibility, unique skills, future potential with us, salary levels for similar positions in our market, and internal pay equity.

Option Plan. Certain executives were issued options pursuant to our 2018 Equity Incentive Plan. We plan to continue to offer option awards to executives, in the discretion of the board of directors, considering the executive’s role and other compensation.

Stock Award Plan. Certain executives were issued restricted stock units (“RSUs”) pursuant to our 2020 Restricted Stock Plan. We plan to continue to offer RSUs awards to executives, in the discretion of the Compensation Committee, considering the executive’s role and other compensation.

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Outstanding Equity Awards at Year End

The following table sets forth information regarding outstanding stock options held by our executive officers as of December 31, 2021:

Name and Principal Position	Grant Date	Number of Securities Underlying Options	Vesting Commencement Date		Exercise Price per share	Expiration Date
Sterling Griffin,	12/31/2018	67,568	01/01/2019	(1)	$0.44	12/31/2023
Chief Executive Officer and President	10/13/2020	20,000	12/31/2020	(2)	$5.15	10/13/2030

Jeffrey Habersetzer,	12/19/2019	9,010	12/19/2019	(3)	$0.40	12/19/2029
Chief Operating Officer, General Counsel, and Secretary	09/01/2020	20,000	09/01/2020	(4)	$6.50	09/01/2030
	06/28/2021	100,000	06/28/2021	(5)	$3.25	06/28/2031

Tim O’Sullivan	08/12/2019	16,217	09/01/2022	(6)	$0.40	08/11/2029
Interim Chief Financial Officer

(1) Effective January 1, 2019, Mr. Griffin was entitled to 67,568 stock options pursuant to the 2018 Equity Incentive Plan. One hundred percent of the shares subject to this option vested immediately upon granting of the option. The exercise price of the stock options is $0.44.

(2) On October 24, 2020, in his capacity as a member of our board. Mr. Griffin was granted 20,000 stock options pursuant to our 2018 Equity Incentive Plan, whereby equal installments of 5,000 stock options vest on the last day of each calendar quarter, beginning on December 31, 2020. The exercise price of the stock options is $5.15.

(3) Mr. Habersetzer was granted 9,010 stock options pursuant to our 2018 Equity Incentive Plan. One thirty-sixth of the shares subject to this option vest each month, subject to Mr. Habersetzer continuing to be an employee. The exercise price of the stock options is $0.40.

(4) On September 1, 2020, Mr. Habersetzer was granted 20,000 stock options pursuant to our 2018 Equity Incentive Plan, whereby equal installments of 1,666 stock options vest on the last day of each calendar month, beginning on September 30, 2020. The exercise price of the stock options is $6.50.

(5) On June 28, 2021, Mr. Habersetzer was granted 100,000 stock options pursuant to our 2018 Equity Incentive Plan, whereby equal installments of 4,166 stock options vest on the last day of each calendar month, beginning on June 28, 2021. The exercise price of the stock options is $3.25.

(6) Mr. O’Sullivan was granted 16,217 stock options pursuant to our 2018 Equity Incentive Plan, whereby one thirty-six of the shares vest each month, beginning September 1, 2019. The exercise price of the stock options is $0.40.

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The following table sets forth information regarding RSUs held by our executive officers as of December 31, 2021:

Name and Principal Position	Grant Date	Number of RSUs Granted	Fair Value of Stock Award	Vesting Commencement Date		Number of Unvested RSUs	Fair Value of Unvested RSUs
Sterling Griffin,	12/3/2020	5,000	$22,650	12/31/2020	(1)	-	$-
Chief Executive Officer and President	8/12/2021	10,000	$31,200	9/30/2021	(2)	5,000	$15,600

Lance Brown,	11/08/2021	100,000	$216,000	11/08/2022	(3)	100,000	$216,000
Chief Financial Officer

(1) On December 3, 2020, in his capacity as a member of our board, Mr. Griffin was granted 5,000 RSUs pursuant to our 2020 Restricted Stock Plan, whereby equal installments of 1,250 RSUs vest on the last day of each calendar quarter, beginning on December 31, 2020. The grant date fair value of the RSU Award was $4.53.

(2) On August 12, 2021, in his capacity as a member of our board, Mr. Griffin was granted 10,000 RSUs pursuant to our 2020 Restricted Stock Plan, whereby equal installments of 2,500 RSUs vest on the last day of each calendar quarter, beginning on September 30, 2021. The grant date fair value of the RSU Award was $3.12.

(3) On November 8, 2021, Mr. Brown was granted 100,000 RSUs pursuant to his employment agreement, whereby 33,333 shares are vested on November 8, 2022 and the remaining 66,666 shares will vest on a quarterly basis in eight equal installments, beginning on February 8, 2023. The grant date fair value of the RSU was $2.16.

Other Elements of Compensation

401(k) Plan. We offer all of our employees, including executives, a 401k safe harbor match, where 100% of contributions are matched on the first 3% of monies contributed on a pre-tax basis from payroll and a 50% match on the next 2% that is contributed on a pre-tax basis from payroll.

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Health/Welfare Plans. We have a health care, dental, and vision plan available to all employees, including our executives, who become eligible after 60 days of employment.

PTO Plan. Executives may take PTO at any time, at their own reasonable discretion.

Other Benefits. Executives are provided with car allowance and reimbursement of commuting expenses.

Employment Agreements with our Named Executive Officers

Employment Agreement with Sterling Griffin

We have an employment agreement with Sterling Griffin as our Chief Executive Officer and President, effective January 1, 2019. This employment agreement is for a term of ten years with automatic one-year renewals unless either party gives notice of termination at least 30 days prior to the expiration of its initial term or any renewal term. Mr. Griffin is entitled to an annual salary of $420,000, discretionary bonuses in the discretion of the board of directors, 67,568 options pursuant to the 2018 Equity Incentive Plan, an automobile allowance in the discretion of the board, and participation in all benefit plans, such as paid vacation and health insurance. In the event of our termination of Mr. Griffin without cause, Mr. Griffin is entitled to 26 weeks of his then salary as severance. On June 11, 2021, Mr. Griffin’s salary was increased to $462,000.

In addition to the 2021 compensation listed above, Mr. Griffin received a cash bonus of $217,140 from 2021 performance on January 18, 2022, and he was granted 28,200 common shares pursuant to the Company’s Restricted Stock Plan on January 10, 2022.

Offer Letter with Jeff Habersetzer

On December 18, 2019, Mr. Habersetzer was offered employment with a starting salary of $112,500, with a retention bonus of $12,500 following a successful one-year performance review. Mr. Habersetzer was issued 20,000 options pursuant to the 2018 Equity Incentive Plan, as well as participation in all benefit plans including paid vacation, health insurance, and our 401k program. Mr. Habersetzer’s salary was increased to $140,000 on June 15, 2020, and $160,000 on March 22, 2021. On June 28, 2021, the Board of Directors approved new compensation terms for Mr. Habersetzer, in connection with his promotion to Chief Operating Officer. The new terms include an annual base salary increase to $225,000, effective July 1, 2021.

On February 7, 2022, Mr. Habersetzer’s salary was increased to $280,000, and was awarded a cash bonus of $105,750 from 2021 performance on January 18, 2022. He was also granted 28,200 shares of common stock pursuant to the Company’s Restricted Stock Plan on January 10, 2022.

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Employment Agreement with Lance Brown

On November 1, 2021, the Company entered into an employment agreement with Lance Brown to serve the Company as Chief Financial Officer, reporting to our Chief Executive Officer. The employment agreement is for a term of three years, and will automatically renew for additional one year periods unless either party provides the other party with notice of non-renewal at least 90 days before any such anniversary. In accordance with the terms of the employment agreement, Mr. Brown is paid an annual salary of $280,000 and has the opportunity to earn an annual target bonus of 50% of his base salary with the actual payout determined based on the achievement of annual individual and Company performance objectives established by the Compensation Committee of the BOD. In addition, Mr. Brown received a one-time sign on bonus of $75,000, which was paid on January 14, 2022 and was granted 100,000 shares of common stock pursuant to the Company’s Restricted Stock Plan, 33,333 shares of which will vest on November 8, 2022, and thereafter, the remaining 66,666 shares will vest on a quarterly basis in eight equal installments, whereby all shares shall be vested by November 8, 2024. Mr. Brown may participate in all benefit plans, such as paid vacation, health insurance, and our 401k program. In the event of our termination of Mr. Brown without cause, Mr. Brown is entitled to 100% of his annual base salary plus 100% of his target annual bonus as severance. Additionally, all outstanding restricted stock units and other previously granted awards that would have vested within 12 months of the date of termination shall become fully vested.

On January 14, 2022, Mr. Brown was awarded a cash bonus of $21,633 from 2021 performance and was granted 4,700 shares of common stock pursuant to the Company’s Restricted Stock Plan on January 10, 2022.

Offer Letter with Lynda Meadows

On June 7, 2020, Lynda Meadows entered into an employment offer letter with us that provided for Ms. Meadows’ employment as Chief Financial Officer, reporting to our Chief Executive Officer. In accordance with the terms of the offer letter, Ms. Meadows was paid an annual salary of $200,000 and her annual target bonus was 60% of her annual base salary, based on objectives to be determined by the parties. In addition, Ms. Meadows was granted options to purchase 40,000 shares of our common stock pursuant to our 2018 Equity Incentive Plan. Ms. Meadows participated in all benefit plans, such as paid vacation, health insurance, and our 401k program. Mr. Meadows’s salary was increased to $220,000 on June 15, 2020. On June 28, 2021, the Board of Directors approved new compensation terms for Ms. Meadows, the Company’s Chief Financial Officer. The new terms included an annual base salary increase to $250,000, effective July 1, 2021. Ms. Meadows resigned on August 24, 2021.

Offer Letter with Tim O’Sullivan

Tim O’Sullivan was appointed as Chief Financial Officer on an interim basis on August 24, 2021 until Mr. Brown was appointed. In accordance with the terms of the offer letter, Mr. O’Sullivan was paid an annual salary $180,000 until the company appointed his permanent replacement. Mr. O’Sullivan resigned on February 24, 2022.

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Director Compensation

The following table sets forth information regarding the compensation earned for service on our board of directors in 2021. We reimburse all directors for their reasonable out of pocket expenses incurred in connection with the performance of their duties as directors, including without limitation, travel expenses in connection with their attendance in-person at board and committee meetings.

Director Name	Cash	Fair Value of Restricted Stock Award(1)	Total
Sterling Griffin	$15,000	$31,200	$46,200
Richard Schmidtke	$15,000	$31,200	$46,200
Larry Swets	$25,000	$31,200	$56,200
Dennis Wong	$140,000	$31,200	$171,200
Wally Walker	$25,000	$31,200	$56,200
Karen Bryant	$15,000	$31,200	$46,200
Chris Corr	$10,000	$31,200	$41,200

(1) On August 12, 2021, each of our Directors was granted 10,000 RSUs pursuant to our 2020 Restricted Stock Plan, whereby equal installments of 2,500 RSUs vest on the last day of each calendar quarter, beginning on September 30, 2021. The grant date fair value of the RSU Award was $3.12.

We anticipate providing cash and issuing stock options under our 2018 Equity Incentive Plan and/or Restricted Stock under our 2020 Restricted Stock Plan to current and new directors in the future to compensate them for their service.

2018 Equity Incentive Plan

Purpose of the 2018 Equity Incentive Plan. On November 12, 2018, we adopted the 2018 Equity Incentive Plan which provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and the employees of any subsidiary corporation, and for the grant of non-statutory stock options to non-employees, including directors and other service providers.

Authorized shares. A total of 675,676 shares of our common stock has been reserved for issuance pursuant to the exercise of options issued from the 2018 Equity Incentive Plan.

Administration of the 2018 Equity Incentive Plan. Our Board of Directors administers our 2018 Equity Incentive Plan.

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Terms of Stock options. Stock options may be granted under our 2018 Equity Incentive Plan. The exercise price of options granted under our 2018 Equity Incentive Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our 2018 Equity Incentive Plan, the administrator determines the other terms of options.

Options granted. As of December 31, 2021 pursuant to our 2018 Equity Incentive Plan, we have issued 508,297 options to purchase shares of our common stock to our employees, officers, and directors.

Non-transferability of awards. Unless the administrator provides otherwise, our 2018 Equity Incentive Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2018 Equity Incentive Plan, the administrator will adjust the number and class of shares that may be delivered under our 2018 Equity Incentive Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in our 2018 Equity Incentive Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or change in control

Our 2018 Equity Incentive Plan provides that in the event of a merger or change in control, as defined under the 2018 Equity Incentive Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.

Amendment, termination. The administrator has the authority to amend, suspend, or terminate the 2018 Equity Incentive Plan provided such action will not impair the existing rights of any participant. Our 2018 Equity Incentive Plan will automatically terminate in 2028, unless we terminate it sooner.

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2020 Restricted Stock Plan

Purpose of the 2020 Restricted Stock Plan. The 2020 Restricted Stock Plan is intended to provide incentives which will attract, retain, motivate, and reward officers, directors, and key employees of us or any of our Affiliates (“Participants”), by providing them opportunities to acquire shares of our common stock (“Awards”).

Authorized shares. The aggregate number of shares of common stock that may be subject to Awards granted under the 2020 Restricted Stock Plan is 700,000 shares of common stock. If any shares of common stock are forfeited, retained by us as payment of tax withholding obligations with respect to an Award, or surrendered to us to satisfy tax withholding obligations, such shares will be added back to the shares available for Awards. The 2020 Restricted Stock Plan contains certain adjustment provisions relating to stock dividends, stock splits, and the like.

Administration of the 2020 Restricted Stock Plan. The 2020 Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the full power and authority to grant Awards to the persons eligible to receive such Awards and to determine the amount, type, terms, and conditions of each such Award.

Eligibility. Participants consist of such officers, directors, and key employees of us or any of our Affiliates as the Compensation Committee, in its sole discretion, determines to be significantly responsible for our success and future growth and profitability and whom the Compensation Committee may designate from time to time to receive Awards under the 2020 Restricted Stock Plan.

Types of awards. Stock Awards and Performance Awards may, as determined by the Compensation Committee, in its discretion, constitute Performance-Based Awards.

Stock Awards

The Compensation Committee is authorized to grant Stock Awards and will, in its sole discretion, determine the recipients and the number of shares of common stock underlying each Stock Award. Each Stock Award will be subject to such terms and conditions consistent with the 2020 Restricted Stock Plan as determined by the Compensation Committee and as set forth in an Award agreement, including, without limitation, restrictions on the sale or other disposition of such shares and our right to reacquire such shares for no consideration upon termination of the Participant’s employment or membership on the board, as applicable, within specified periods.

Performance Awards

The Compensation Committee is authorized to grant Performance Awards and will, in its sole discretion, determine the recipients and the number of shares of common stock that may be subject to each Performance Award. Each Performance Award will be subject to such terms and conditions consistent with the 2020 Restricted Stock Plan as determined by the Compensation Committee and as set forth in an Award agreement. The Compensation Committee will set performance targets at its discretion which, depending on the extent to which they are met, will determine the number of Performance Awards that will be paid out to the Participants and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional, and/or individual performance.

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The Compensation Committee has the authority to adjust performance targets. The Compensation Committee also has the authority to permit a Participant to elect to defer the receipt of any Performance Award, subject to the 2020 Restricted Stock Plan.

Performance-Based Awards

Certain Stock Awards and Performance Awards granted under the 2020 Restricted Stock Plan and the compensation attributable to such Awards are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. The Compensation Committee determines whether Stock Awards and Performance Awards granted under the 2020 Restricted Stock Plan qualify as Performance-Based Awards. The Compensation Committee will establish in writing the performance goals, the vesting period, the performance targets, and any other terms and conditions of the Award in its sole discretion.

Vesting. Awards granted to Participants under the 2020 Restricted Stock Plan may be subject to a vesting period, unless otherwise determined by the Compensation Committee.

If we have a Change in Control, all unvested Awards granted under the 2020 Restricted Stock Plan will become fully vested immediately upon the occurrence of the Change in Control and such vested Awards will be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations.

Subject to the discretion of the Compensation Committee, if a Participant’s employment or membership on the board is terminated due to death or Disability, then all unvested and/or unearned Awards will be forfeited as of such date.

Section 409A of the Code

Awards under the 2020 Restricted Stock Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, we will not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

Transferability. Each Award granted under the 2020 Restricted Stock Plan will not be transferable other than by a will or the laws of decent and distribution or as otherwise decided by the Compensation Committee.

Fair market value. For purposes of the 2020 Restricted Stock Plan, “Fair Market Value” means, as of any given date, the closing price of a share of common stock on Nasdaq or such other public trading market on which shares of common stock are listed or quoted on that date.

Withholding. All payments or distributions of Awards made pursuant to the 2020 Restricted Stock Plan will be net of any amounts required to be withheld pursuant to applicable federal, state, and local tax withholding requirements.

Amendments. Our board or the Compensation Committee may amend the 2020 Restricted Stock Plan from time to time or suspend or terminate it at any time. However, no amendment will be made, without approval of our shareholders to (i) increase the total number of shares which may be issued under the 2020 Restricted Stock Plan; (ii) modify the requirements as to eligibility for Awards under the 2020 Restricted Stock Plan; or (iii) otherwise materially amend the 2020 Restricted Stock Plan as provided in Nasdaq rules.

Term of the 2020 Restricted Stock Plan. The 2020 Restricted Stock Plan will terminate on the seventh anniversary of its Effective Date.

Outstanding awards. As of December 31, 2021, there were 214,000 Awards issued under the 2020 Restricted Stock Plan.

Rule 10b5-1 Sales Plan

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they would contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our policy on insider trading and communications with the public.

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DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload.

Our director compensation is overseen by the Compensation Committee, which makes recommendations to our Board of Directors on the appropriate structure for our non-employee director compensation program and the appropriate amount of compensation to offer to our non-employee directors. Our Board of Directors is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors.

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Director Compensation

The following table sets forth information regarding the compensation earned for service on our board of directors in 2021. We reimburse all directors for their reasonable out of pocket expenses incurred in connection with the performance of their duties as directors, including without limitation, travel expenses in connection with their attendance in-person at board and committee meetings.

Director Name	Cash	Fair Value of Restricted Stock Award(1)	Total
Sterling Griffin	$15,000	$31,200	$46,200
Richard Schmidtke	$15,000	$31,200	$46,200
Larry Swets	$25,000	$31,200	$56,200
Dennis Wong	$140,000	$31,200	$171,200
Wally Walker	$25,000	$31,200	$56,200
Karen Bryant	$15,000	$31,200	$46,200
Chris Corr	$10,000	$31,200	$41,200

(1) On August 12, 2021, each of our Directors was granted 10,000 RSUs pursuant to our 2020 Restricted Stock Plan, whereby equal installments of 2,500 RSUs vest on the last day of each calendar quarter, beginning on September 30, 2021. The grant date fair value of the RSU Award was $3.12.

We anticipate issuing stock options under our 2018 Equity Incentive Plan and Restricted Stock under our 2020 Restricted Stock Plan to current and new directors in the future to compensate them for their service.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 21, 2022 by:

● each director;

● each named executive officer;

● all of our directors and executive officers as a group; and

● each person known by us to be the beneficial owner of 5% or more of our outstanding common stock.

The percentage ownership information is based on 13,206,165 shares of our common stock outstanding.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before the date which is 60 days after the date of this document. The rules also include restricted stock units that are vested over 60 days after the date of this document. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, or restrict stock units the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(9)	Number of Shares of Common Stock		Percentage of Class

Directors and Named Executive Officers:
Sterling Griffin, Chief Executive Officer, President, and Director	2,795,657	(1)	21.0%

Jeff Habersetzer, Chief Operating Officer, General Counsel, and Secretary	100,575	(2)	*

Lance Brown, Chief Financial Officer	27,003		*

Richard Schmidtke, Director	168,374	(3)	1.3%

Larry Swets, Director	117,950	(4)	*

Dennis Wong, Director	148,166	(5)	1.1%

Wally Walker, Director	83,200	(6)	*

Karen Bryant, Director	7,500	(7)	*

Chris Corr, Director	17,460	(8)	*

All directors and executive officers as a group (nine persons)	3,465,885		25.7%

*Less than 1.0%

(1) Includes options to purchase 87,568 shares of common stock and 2,500 restricted stock units.

(2) Includes options to purchase 68,925 shares of common stock.

(3) Includes options to purchase 20,000 shares of our common stock and 2,500 restricted stock units.

(4) Includes options to purchase 53,784 shares of our common stock and 2,500 restricted stock units.

(5) Includes options to purchase 20,000 shares of our common stock and 2,500 restricted stock units.

(6) Includes options to purchase 20,000 shares of our common stock and 2,500 restricted stock units.

(7) Includes 2,500 restricted stock units.

(8) Includes 2,500 restricted stock units.

(9) Unless otherwise indicated, the address of each beneficial owner is 11505 Burnham Drive, Suite 301, Gig Harbor, Washington 98332.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our officers, directors, and persons who own more than 10% of our Common Stock file reports of ownership and changes in ownership with the SEC. Based solely on our review of the SEC’s EDGAR database, copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2021, the following delinquencies have occurred:

Name and Affiliation	No. of Late Reports	No. of Transactions Not Filed on a Timely Basis	Known Failures to File
Sterling Griffin, Chief Executive Officer and President	2	3	None
Jeffrey B. Habersetzer, Chief Operating Officer, General Counsel, and Secretary	2	3	None
Richard Schmidtke, Director	2	3	None
Larry Swets, Director	2	3	None
Dennis Wong, Director	2	3	None
Wally Walker, Director	2	3	None
Karen Bryant, Director	2	1	None
Chris Corr, Director	1	1	None
Lynda Meadows, former Chief Financial Officer*	2	1	None
Robb Kenyon, former Director **	1	2	None

*Lynda Meadows resigned as Chief Financial Officer on August 24, 2021.

**Robb Kenyon resigned as a director on July 8, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions, and Director Independence

Notes Payable

We entered into construction loans with Sound Equity, LLC of which Robb Kenyon, a former director and minority shareholder, is a partner. These loans were originated between April 2019 and June 2021; all of the loans have a one-year maturity with interest rates ranging between 7.99% and 12.00%. For the years ended December 31, 2021 and 2020, we incurred loan origination fees of $0.6 million and $0.4 million, respectively. These fees are recorded as debt discount and amortized over the life of the loan. The amortization is capitalized to real estate. As of December 31, 2021, and December 31, 2020, there were $0.2 million and $0.2 million of remaining debt discounts, respectively. During the years ended December 31, 2021 and 2020 we incurred prepaid interest of $1.4 million and $0.7 million, respectively. This interest is recorded as debt prepaid interest and amortized over the life of the loan. The interest is capitalized to real estate. As of December 31, 2021, and December 31, 2020 there were $0.9 million and $0.5 million of remaining prepaid interest reserves, respectively. As of December 31, 2021, and December 31, 2020 the outstanding loan balances were $14.5 million and $6.4 million, respectively.

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We entered into a construction loan with Curb Funding, LLC of which Robb Kenyon a former director and minority shareholder, is 100% owner. The loan originated on August 13, 2020. The loan had a 1-year maturity with an interest rate of 12%. For the years ended December 31, 2021 and December 31, 2020, we incurred loan fees of $0 and $0.004 million, respectively. These fees are recorded as debt discount and amortized over the life of the loan. The amortization is capitalized to real estate. As of December 31, 2021, and December 31, 2020, there were $0 and $0.001 million of remaining debt discounts, respectively. As of December 31, 2021, and December 31, 2020, the outstanding loan balances were $0, and $0.1 million, respectively. We incurred interest expense of $0 and $0.003 million for the years ended December 31, 2021 and 2020, respectively.

Robb Kenyon resigned as a director on July 8, 2021, at which point the above loans ceased to be related party transactions.

On April 19, 2019, we entered into a construction loan with Olympic Views, LLC of which our Chief Executive Officer and President previously owned a 50% interest. He currently has no ownership interest in this LLC. The loan amount was $0.4 million with an interest rate of 12% and a maturity date of April 19, 2020. The loan was collateralized by a deed of trust on the land. The amounts outstanding were $0 and $0 as of December 31, 2021 and December 31, 2020, respectively. The interest expense was $0 and $0.02 million for the years ended December 31, 2021 and 2020 and was capitalized as part of Real Estate. In May 2020, we entered into an agreement with Olympic Views, LLC to convert this debt and accrued interest of $0.1 million to common stock at the Initial Public Offering price of $6.00. This conversion was effected on August 28, 2020 simultaneous with the Initial Public Offering. This transaction resulted in 82,826 shares of common stock being issued to Olympic Views, LLC.

Due to Related Party

We utilize a quarry to process waste materials from the completion of raw land into sellable/buildable lots. The quarry is located on land owned by SGRE, LLC which is 100% owned by our Chief Executive Officer and President. The materials produced by the quarry and sold by us to others are subject to a 25% commission payable to SGRE, LLC. On December 31, 2021 and December 31, 2020, the commission payable was $0.01 million and $0, respectively. The commission expense for the years ended December 31, 2021 and 2020, was $0.1 million and $0.1 million, respectively.

Richard Schmidtke, a director, also provided accounting services to us in 2021 and 2020. On December 31, 2021 and December 31, 2020, the fees payable to Mr. Schmidtke were $0 and $0.001 million, respectively. The accounting expense we incurred for Mr. Schmidtke’s services for the years ended December 31, 2021 and 2020 was $0.001 million and $0.05 million, respectively.

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Land Purchase from a Related Party

On September 2, 2020, we purchased 99 undeveloped lots for $3.4 million from Olympic Views, LLC. Our Chief Executive Officer and President owned a 50% interest in this LLC at the date of purchase. He currently has no ownership interest in this LLC.

Compensation of Our Current Directors and Executive Officers

For information with respect to the compensation offered to our current directors and executive officers, please see the descriptions under the headings “Executive Compensation” and “Director Compensation” in this proxy statement.

Related Party Transaction Policy and Procedures

All of the above transactions were approved by the disinterested Board of Directors. All future related party transactions will be voted upon by the disinterested Board of Directors. The Audit Committee of the Board of Directors is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of the Board of Directors as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The Audit Committee, in making its recommendation, will consider various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee will review, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

PROPOSAL FOUR

APPROVAL OF AMENDMENT OF COMPANY’S ARTICLES OF INCORPORATION AND AMENDMENT OF 2nd AMENDED AND RESTATED BYLAWS

TO REDUCE THE QUORUM REQUIREMENT FOR SHAREHOLDER MEETINGS

At the Annual Meeting, our stockholders will be asked to approve an amendment to our Articles of Incorporation (the “Articles”) and an amendment to our 2nd Amended and Restated Bylaws (the “Bylaws”) for the purpose of reducing the quorum requirement for shareholder meetings. The Board has determined it is in our and our shareholders best interests to amend, and has adopted, subject to shareholder approval, an amendment to, our Articles (the “Articles Amendment”) and an amendment to our Bylaws (the “Bylaws Amendment”) reducing the quorum requirement for shareholder meetings from a majority of the outstanding voting securities of the Company to 33.34% of the outstanding voting securities of the Company. Under the WBCA, the articles of incorporation may provide for a greater or lesser quorum, but not less than one-third of the votes entitled to be cast, for shareholders, or voting groups of shareholders, than what is provided under the WBCA. The Board is recommending a reduction in the quorum requirement from a majority of the outstanding voting securities to 33.34% of the outstanding voting securities so that shareholder meetings do not fail because of lack of interest or insufficient representation, which would impede our ability to transact business at shareholder meetings as may be required or desired.

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The full text of the Articles Amendment is set forth as follows:

Upon the close of business on the Effective Date of this Certificate of Amendment with the Washington Secretary of State, at each meeting of Shareholders, the presence in person or by proxy of the holders of 33.34% of voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the Shareholders so present may, by 33.34% of voting power thereof, adjourn the meeting from time to time until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if 33.34% of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

If shareholders approve the Articles Amendment at the Annual Meeting, we will file with the Secretary of State of the State of Washington Articles of Amendment to our Articles of Incorporation that include the full text of the Articles Amendment, which will become effective upon acceptance of the filing.

The full text of the Bylaws Amendment is set forth as follows:

1. Section 1.5 is hereby deleted and replaced as follows:

Section 1.5 Quorum. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, at each meeting of Shareholders, the presence in person or by proxy of the holders of 33.34% of voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the Shareholders so present may, by 33.34% of voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if 33.34% of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

If shareholders approve the Bylaws Amendment at the Annual Meeting, the Bylaws Amendment will become effective upon approval.

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Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 4 above.

Vote Required and Board Recommendation

Approval of the Articles Amendment and Bylaws Amendment requires a majority of the votes cast, whether in person or represented by proxy, to vote FOR this proposal. Abstentions and “broker non-votes” will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ARTICLES AMENDMENT AND BYLAWS AMENDMENT TO REDUCE THE QUORUM REQUIREMENT FOR SHAREHOLDER MEETINGS (ITEM 4 ON THE PROXY CARD).

PROPOSAL FIVE

APPROVAL OF AMENDMENT OF COMPANY’S 2018 EQUITY INCENTIVE PLAN TO INCREASE, BY 2,000,000, THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE AS OPTIONS UNDER THE PLAN

At the Annual Meeting, stockholders will be presented with a proposal to approve an amendment to our 2018 Equity Incentive Plan for the purpose of increasing, by 2,000,000, the number of shares of common stock available for issuance as options under the Plan.

On April 18, 2022, the Board of Directors unanimously approved the amendment and restatement of the 2018 Equity Incentive Plan, subject to approval by our shareholders at the Annual Meeting. In order for the amendment and restatement of the 2018 Equity Incentive Plan to take effect, it must be approved by a majority of our shareholders. If this amendment and restatement is not approved by our shareholders, the version of the 2018 Equity Incentive Plan as currently in effect will continue to operate according to its terms. For a description of the purpose and administration of the 2018 Equity Incentive Plan, please refer to the discussion above.

If our shareholders approve the amendment to the 2018 Equity Incentive Plan at the Annual Meeting, the amendment to this Plan will become effective upon approval at the Annual Meeting.

Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 5 above.

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Vote Required and Board Recommendation

Approval of the amendment to the 2018 Equity Incentive Plan requires a majority of the votes cast, whether in person or represented by proxy, to vote FOR this proposal. Abstentions and “broker non-votes” will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2018 EQUITY INCENTIVE PLAN INCREASING BY, 2,000,000, THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE AS OPTIONS UNDER THE PLAN (ITEM 5 ON THE PROXY CARD).

PROPOSAL SIX

APPROVAL OF AMENDMENT OF COMPANY’S 2020 RESTRICTED STOCK PLAN TO INCREASE, BY 2,000,000, THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE

FOR AWARD UNDER THE PLAN

At the Annual Meeting, stockholders will be presented with a proposal to approve an amendment to our 2020 Restricted Stock Plan for the purpose of increasing, by 2,000,000, the number of shares of common stock available for award under the Plan.

On April 18, 2022, the Board of Directors unanimously approved the amendment and restatement of the 2020 Restricted Stock Plan, subject to approval by the Company’s shareholders at the Annual Meeting. In order for the amendment and restatement of the 2020 Restricted Stock Plan to take effect, it must be approved by a majority of our shareholders. If this amendment and restatement is not approved by our shareholders, the version of the 2020 Restricted Stock Plan as currently in effect will continue to operate according to its terms. For a description of the purpose and administration of the 2020 Restricted Stock Plan, please refer to the discussion above.

If shareholders approve the amendment to the 2020 Restricted Stock Plan at the Annual Meeting, the amendment to this Plan will become effective upon approval at the Annual Meeting.

Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 6 above.

Vote Required and Board Recommendation

Approval of the amendment to the 2020 Restricted Stock Plan requires a majority of the votes cast, whether in person or represented by proxy, to vote FOR this proposal. Abstentions and “broker non-votes” will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2020 RESTRICTED STOCK PLAN INCREASING BY, 2,000,000, THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD UNDER THE PLAN (ITEM 6 ON THE PROXY CARD).

OTHER MATTERS

Our management is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

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STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2023 Annual Meeting of Stockholders must do so by sending such proposal to our Secretary at Harbor Custom Development, Inc., 11505 Burnham Dr., Suite 301, Gig Harbor, Washington 98332 telephone (253) 649-0636. Under the SEC’s proxy rules (Rule 14a-8), the deadline for submission of proposals to be included in our proxy materials for the 2023 Annual Meeting is December 29, 2022. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2023 Annual Meeting in accordance with the SEC’s proxy rules, any such stockholder proposal must be received by our Secretary on or before December 29, 2022, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after December 29, 2022 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. Pursuant to our Bylaws, the date after which notice to us of a stockholder proposal submitted outside the process of Rule 14a-8 is considered timely is as follows, provided that such notice meets the information and other requirements set forth in our Bylaws. Our Bylaws provide that a stockholder seeking to have a proposal included in our proxy materials must deliver written notice to us of such proposal between February 8, 2023 and March 10, 2023, unless the date of the 2023 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the Annual Meeting, in which case such notice must be delivered to us not later than the 90th day before the date of our 2023 Annual Meeting.

If a stockholder that has notified us of its intention to present a proposal at the 2023 Annual Meeting does not appear or send a qualified representative to present his or her proposal at the 2023 Annual Meeting, we need not present the proposal at our 2023 Annual Meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Meeting materials. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another Harbor Custom Development, Inc. stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Attn: Secretary, Harbor Custom Development, Inc., 11505 Burnham Dr., Suite 301, Gig Harbor, Washington 98332, telephone (253) 649-0636. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at https://agm.issuerdirect.com/hcdi.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. Any stockholders who share the same address and currently receive multiple copies of the Annual Meeting materials who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or us at the contact information listed above, to request information about householding.

ANNUAL REPORT

Our Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the year ended December 31, 2021 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Harbor Custom Development, Inc., 11505 Burnham Dr., Suite 301, Gig Harbor, Washington 98332, Attention: Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

By Order of the Board of Directors

/s/ Sterling Griffin
April 20, 2022	Sterling Griffin President and Chief Executive Officer

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HARBOR CUSTOM DEVELOPMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTROL ID:
REQUEST ID:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax, or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/HCDI
PHONE:	1-866-752-VOTE(8683)

Please ensure you fold then detach and retain this portion of this Proxy

ANNUAL MEETING OF THE STOCKHOLDERS OF HARBOR CUSTOM DEVELOPMENT, INC.

PLEASE COMPLETE, DATE, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	→	FOR	WITHHOLD
To elect seven directors to hold office until the next annual meeting and until their respective successors are elected and qualified.			
Sterling Griffin		☐	☐
Chris Corr		☐	☐
Richard Schmidtke		☐	☐
Larry Swets		☐	☐
Dennis Wong		☐	☐
Wally Walker		☐	☐
Karen Bryant		☐	☐

CONTROL ID:

REQUEST ID:

Proposal	→	FOR	AGAINST	ABSTAIN
Proposal 2 To ratify the appointment of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2022.		☐	☐	☐
Proposal 3 To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended December 31, 2021.		☐	☐	☐
Proposal 4 To approve amendment to Articles of Incorporation and amendment to 2nd Amended and Restated Bylaws to reduce the quorum requirement for shareholders meetings.		☐	☐	☐
Proposal 5 To approve amendment to 2018 Equity Incentive Plan to increase, by 2,000,000, the number of shares of common stock reserved for issuance as options under the plan.		☐	☐	☐
Proposal 6 To approve amendment to 2020 Restricted Stock Plan to increase, by 2,000,000, the number of shares of common stock available for awards under the plan		☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Dated: ____________________, 2022

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

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(Second Signature, if held jointly)